SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - October 6, 2000


                            FLEXEMESSAGING.COM, INC.
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             (Exact name of registrant as specified in its charter)


          Idaho                        0-10621                   82-0485978
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)


    Level 27 Grosvenor Place, 225 George Street, Sydney, Australia    NSW 2000
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              (Address of principal executive offices)               (zip code)


    Registrant's telephone number, including area code - (011) 61 2 9250 8888
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          (Former Name or Former Address, if changed since last report)


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ITEM 5. OTHER EVENTS

     The Board of Directors of Flexemessaging.com, Inc. (the "Company") have been reviewing the merits of an exchange offer proposal from its majority shareholder, Trade Wind Communications Limited. The eventual purpose of this exchange offer is to redomicile the Company to Bermuda ensuring a more efficient and cost effective management of the Company's operations.

     Presently, the Company operates through eight foreign subsidiaries with all of its operations currently concentrated in Australia. The Company has sought to raise money in the US market and in so doing has become a registrant under the Securities Exchange Act of 1934, as amended, and listed its securities in the pink sheets with the intent to relist on the Over-the-Counter Bulletin Board upon clearance of its Registration Statement on Form 10-SB with the Securities and Exchange Commission ("SEC"). However, the efforts to raise money in the US market to assist the Company in expanding it operations and funding its capital needs have been unsuccessful. For this reason and as the Company's operations are predominately centered in Australia and its reputation is well known in Australia, the Company has determined that it would be better suited to seek to raise funds in the Australian and Canadian markets.

     In order to raise on-going funds successfully in the Australian market, the Company is considering listing on the Canadian Venture Exchange or the Australian Stock Exchange, but will need to simplify its corporate structure which is currently complex and expensive. With this in mind, the Board began reviewing several options, including the proposal of an exchange offer with its majority shareholder. Trade Wind Communications Limited, a holder of approximately 86% of the Company's common stock ("TWC"), proposed an exchange whereby the Company would become a wholly-owned subsidiary of TWC and immediately thereafter, TWC would merge the Company with and into a newly formed Bermuda subsidiary. The Company, upon merger, would then become a Bermuda corporation succeeding to all the business, properties, assets and liabilities of the Company and with little or no change of management. Additionally, the Company would have the benefit, for purposes of raising capital, of its parent's historical financial operations, its reputation in Australia and its existing listing on the Canadian Venture Exchange. Moreover, by reason of the exchange of securities and pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, the TWC securities issued in exchange for the Company's securities will be registered pursuant to Section 12(g) thereof. As a result, the Company believes it would then be in a better position to raise funds in both Australia and Canada to continuing funding its growth.


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


     Specifically, TWC proposes to exchange 1.754880714 of its fully paid, non-assessable shares for each outstanding share of common stock of the Company rounded to the nearest whole number of TWC's shares. Both companies would enter into an Arrangement Agreement and TWC would proceed under the laws of its state of incorporation, Bermuda, and the Bermuda Companies Act,
     Section 99 to effect the exchange or statutory procedure known as a Scheme of Arrangement (the "Scheme"). The Bermudan procedure entails seeking approval by order of the Supreme Court of Bermuda for the Scheme, only after first receiving approval of a majority of the shareholders of both the Company and TWC (for purposes of Bermudan law, a majority must be represented by 75% of the value of those attending the meeting who vote or vote by proxy).

     The Board of Directors of the Company have determined that the exchange offer would be in the best interest of the Company and accordingly will present the matter to its shareholders at a special meeting to be held no later than November 7, 2000. The Board of Directors have set a record date of October 5, 2000 and will prepare a notice of the meeting and furnish information regarding the proposed exchange offer in a Schedule 14A proxy statement for distribution to such holders of record on or about October 20, 2000, pending review by the SEC of the preliminary proxy statement. If the shareholders of the Company were to approve the exchange offer, the effective date of the transaction, including the exchange of the securities, would be on or about December 11, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     None


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FLEXEMESSAGING.COM, INC.
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                                             (Registrant)


Dated:  October 6, 2000                 By: /s/ Nicholas R. Bird
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                                           Nicholas R. Bird
                                           President


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